                                                                      Exhibit 99

--------------------------------------------------------------------------------
                                                                       Honeywell
--------------------------------------------------------------------------------

NEWS RELEASE

Contact:
Media                                           Investors
Rich Silverman                                  Dan Gallagher
973-455-4732                                    973-455-2222
richard.silverman@honeywell.com                 dan.gallagher@honeywell.com
-------------------------------                 ---------------------------


                  HONEYWELL'S FIRST-QUARTER EARNINGS PER SHARE
                   ARE 32 CENTS BEFORE REQUIRED IMPLEMENTATION
                           OF NEW ACCOUNTING STANDARD

                FIRST-QUARTER REVENUES ARE UP 4% TO $5.4 BILLION;
               CASH FLOW FROM OPERATIONS ROSE 17% TO $473 MILLION;
                    FREE CASH FLOW GAINED 43% TO $368 MILLION


         MORRIS TOWNSHIP, N.J., April 17, 2003 -- Honeywell (NYSE: HON) today said the company's first-quarter earnings per share before the cumulative effect of the required implementation of Statement of Financial Accounting Standards No. 143 (SFAS 143) were 32 cents per share, in line with prior earnings guidance.

         Earnings per share after the required implementation of SFAS 143 were 30 cents, compared with 46 cents in the first quarter of 2002. The difference in earnings per share was due to:

         - nine cents from higher pension expense, including the effect of dilution from the prior year contribution of shares to the company's pension plans;

         - two cents from the cumulative effect of the required implementation of SFAS 143;

         - two cents from lower equity income, primarily due to the sale of Commercial Vehicle Braking Systems at the end of the first quarter of 2002, and the gain on that sale, less repositioning and other charges;

         - two cents from lower volume in higher margin businesses in this quarter; and

         - one cent from spending on growth programs, product launches, and facility relocations.

         First-quarter revenues were $5.4 billion, up 4% compared with the first quarter of 2002 due to favorable foreign exchange resulting from the effect of a weaker U.S. dollar. Organic growth was flat and the impact of acquisitions was offset by divestitures. Year-over-year, revenues increased in three of Honeywell's four operating segments as Transportation and Power Systems (TPS) rose 16%, Automation and Control Solutions was up 7%, and Specialty Materials gained 3%. Revenues in Aerospace declined 1%.

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2-results


         Organic growth in Defense & Space, Turbochargers, Industry Solutions, Electronic Materials and Fluorines, and the revenues from the acquisitions of Invensys Sensor Systems and Ultrak's closed-circuit television business were offset by declines in Commercial Aerospace and ACS Service as well as the dispositions of Advanced Circuits, Pharmaceutical Fine Chemicals and ACS' Consumer Products business.

         Free cash flow in the quarter was $368 million, up 43% compared with $258 million in the same period last year. Cash flow from operations was $473 million, up 17% compared with $405 million in the year-ago period.

         In the first quarter, segment profit margins were 8.4% compared with 10.8% in the same period last year. The increase in pension costs accounted for
1.7 percentage points of the margin decline, while the remainder was due to lower volume in higher margin businesses and spending on growth programs, product launches and facility relocations.

          "We continue to address the critical issues facing the company and relentlessly drive our growth processes across the entire organization," said Honeywell Chairman and Chief Executive Officer David Cote. "Despite a challenging economic environment, several of our businesses achieved solid volume increases in the quarter. We had another strong quarter of cash generation, with our cash conversion over 100%.

         "We continued to strengthen our portfolio in core growth areas by integrating our Invensys Sensor Systems and Ultrak's closed-circuit television acquisitions, and completing the acquisitions of Gamewell, a world leader in fire controls and fire detection technology, and Sensotec, a leading supplier of pressure, force and wireless sensors.

         "We also entered into definitive agreements to sell our Engineering Plastics business to BASF for $90 million in cash plus BASF's Nylon Fibers business. Completion of this transaction will allow us to create a fully integrated nylon business with the scale and synergies to make it a more valuable asset with the flexibility to serve the needs of its customers, while at the same time exiting a non-core compounding business.

         "Taken as a whole," Mr. Cote added, "these actions will create a stronger, better positioned and more flexible Honeywell."


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3-results


                        First-Quarter Segment Highlights

         Aerospace - Revenues were down 1%, compared with the 2002 first quarter. Strong sales in Defense & Space, and Business and General Aviation aftermarket were more than offset by declines in Commercial Aerospace as many commercial airline customers struggle financially and business jet manufacturers have reduced their delivery forecasts. Segment margins were 10.6%, down from 14.7%, due to an increase in pension costs and continued decline in the sales of higher margin commercial spares.

         Aerospace's Runway Awareness and Advisory System, a new technology that advises pilots of potential ground-based collisions, was demonstrated to more than 150 pilots from airlines, corporate flight departments and the Federal Aviation Administration (FAA). The company anticipates FAA certification later this year. Aerospace was also selected to provide digital fire control for all mortar systems in the U.S. Army, a contract with a potential value of $250 million over the next five years. The U.S. Army's Consolidated Fire Control for Mortars represents the Army's desire for commonality across an entire line of mortar weapons systems.

         Automation and Control Solutions - Revenues were up 7%, compared with the first quarter of 2002 due to acquisitions and favorable foreign exchange. Organic growth in Industry Solutions as well as the acquisitions of Invensys Sensor Systems and Ultrak's closed-circuit television business were more than offset by the disposition of Consumer Products as well as lower sales in ACS Service due to softness in capital spending as well as commercial and residential construction. Segment margins were 10.8%, compared with 12.9% in the first quarter of 2002, driven by increased pension costs and a decline in higher margin sales in ACS Service.

         During the first quarter, Industry Solutions announced it had eclipsed the $200 million mark in total orders for its Experion PKS'TM', the next-generation business, process and asset management system introduced in April 2002. Deliveries of the system began as scheduled in February 2003. The successful rollout of Experion PKS continued as Industry Solutions announced several key competitive wins in the quarter, including ConocoPhillips, Shin-Etsu and Wintershall Noordzee. Experion PKS automates, controls and monitors manufacturing operations, boosting capacity and cost-effectiveness for our customers.

         Specialty Materials - Revenues were up 3%, compared with the first quarter of 2002. Sales increases in all businesses were partially offset by the disposition of Advanced Circuits and Pharmaceutical Fine Chemicals. Fluorine Products was up 12% organically on strong sales of non-ozone depleting hydrofluorocarbons as a result of conversions to next-generation refrigerants and foam-blowing agents. Segment margins were 1.3%, compared with 1.1% in the prior year.

         During the quarter, Fluorines solidified its position as the premier supplier of environmentally safer fluorocarbons by launching Enovate'TM' 3000 (HFC-245fa), the leading non-ozone depleting replacement for rigid-insulating foams, and beginning commercial operation at its new facility for HFC-125, one of the key components of all major non-ozone depleting refrigerants.

         Specialty Materials also announced it agreed to sell its Engineering Plastics unit to BASF for $90 million in cash plus BASF's Nylon Fiber business. The transaction was part of Specialty Materials' plan to rationalize its business by improving current financial performance and long-term growth prospects.


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4-results



         Transportation and Power Systems - Revenues increased 16% year-over-year driven by six points of organic growth and ten points of favorable foreign exchange. Sales continued to be strong in turbochargers, particularly in Asia and North America; and in Prestone'r' products. Segment margins were 8.9%, down from 10.1% a year ago, reflecting increased pension costs, spending on new programs and facility relocations.
         In the first quarter, TPS' Garrett Engine Boosting Systems unit ramped up production of its Advanced Variable Nozzle Turbine (AVNT) turbocharger for commercial vehicles. AVNT takes the pioneering variable geometry turbocharger technology that Garrett provides for passenger cars and applies it to the truck market so commercial vehicle makers are able to meet increasingly stringent emissions requirements.

         On Jan. 1, 2003, Honeywell adopted SFAS No. 143, "Accounting for Asset Retirement Obligations," which requires recognition of the fair value of obligations associated with the retirement of tangible long-lived assets when there is a legal obligation to incur such costs. As a result of the implementation of SFAS 143, the company recorded a $20 million after-tax non-cash charge, or two cents per share.

         Honeywell will discuss its 2003 first-quarter results during its investor webcast beginning at 8:30 am ET today. The webcast and related presentation materials will be available at www.honeywell.com/investor.

         Honeywell is a diversified technology and manufacturing leader, serving customers worldwide with aerospace products and services; control technologies for buildings, homes and industry; turbochargers; automotive products; specialty chemicals; fibers; and electronic and advanced materials. Based in Morris Township, N.J., Honeywell is one of 30 stocks that make up the Dow Jones Industrial Average and is a component of the Standard & Poor's 500 Index. Its shares are traded on the New York Stock Exchange under the symbol HON, as well as on the London, Chicago and Pacific Stock Exchanges. For more information about Honeywell, visit www.honeywell.com.

This release contains forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, including statements about future business operations, financial performance and market conditions. Such forward-looking statements involve risks and uncertainties inherent in business forecasts as further described in our filings under the Securities Exchange Act.


                                      # # #

5-results

                          Honeywell International Inc.

                Consolidated Statement of Operations (Unaudited)
                ------------------------------------------------
                     (In millions except per share amounts)


                                                                       Three Months Ended March 31,
                                                                       ----------------------------
                                                                     2003                         2002
                                                              -----------------            ------------------

Net sales                                                              $ 5,399                       $ 5,199
                                                              -----------------            ------------------

Costs, expenses and other
    Cost of goods sold                                                   4,240                         4,073 (B)
    Selling, general and administrative expenses                           703                           617 (B)
    (Gain) on sale of non-strategic businesses                               -                          (125)(C)
    Business impairment charges                                              -                            43 (B)
    Equity in (income) loss of affiliated companies                          2                            (7)(B)
    Other (income) expense                                                  (3)                          (16)
    Interest and other financial charges                                    84                            87
                                                              -----------------            ------------------
                                                                         5,026                         4,672
                                                              -----------------            ------------------

Income before taxes and cumulative effect of accounting change             373                           527
Tax expense                                                                 99                           151
                                                              -----------------            ------------------

Income before cumulative effect of accounting change                       274                           376
Cumulative effect of accounting change                                     (20)(A)                         -
                                                              -----------------            ------------------

Net income                                                               $ 254                         $ 376
                                                              =================            ==================

Earnings per share of common stock - basic:
    Income before cumulative effect of accounting change                $ 0.32                        $ 0.46
    Cumulative effect of accounting change                               (0.02)(A)                         -
                                                              -----------------            ------------------
    Net income                                                          $ 0.30                        $ 0.46
                                                              =================            ==================

Earnings per share of common stock - assuming dilution:
    Income before cumulative effect of accounting change                $ 0.32                        $ 0.46
    Cumulative effect of accounting change                               (0.02)(A)                         -
                                                              -----------------            ------------------
    Net income                                                          $ 0.30                        $ 0.46
                                                              =================            ==================

Weighted average number of shares outstanding - basic                      857                           817
                                                              =================            ==================

Weighted average number of shares outstanding -
    assuming dilution                                                      858                           820
                                                              =================            ==================

(A) Effective January 1, 2003, we adopted Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations" (SFAS No. 143). SFAS No. 143 requires recognition of the fair value of obligations associated with the retirement of tangible long-lived assets when there is a legal obligation to incur such costs. This adoption resulted in an after-tax cumulative effect adjustment of expense of $20 million, or $0.02 per share.

(B) Cost of goods sold and selling, general and administrative expenses include provisions of $46 and $4 million, respectively, for net repositioning charges. Equity in (income) loss of affiliated companies includes a charge of $3 million principally for severance actions by an investee. Including business impairment charges, total net pretax charges were $96 million (after-tax $69 million, or $0.08 per share).

(C) Represents the pretax gain on the disposition of our Bendix Commercial Vehicle Systems business (after-tax $79 million, or $0.09 per share).


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6-results

                          Honeywell International Inc.

                            Segment Data (Unaudited)
                              (Dollars in millions)

Net Sales                                                                  Three Months Ended March 31,
---------                                                                  ----------------------------
                                                                           2003                     2002
                                                                     ----------------         ---------------
Aerospace                                                                    $ 2,062                 $ 2,089

Automation and Control Solutions                                               1,717                   1,609

Specialty Materials                                                              777                     758

Transportation and Power Systems                                                 840                     726

Corporate                                                                          3                      17
                                                                     ----------------         ---------------

     Total                                                                   $ 5,399                 $ 5,199
                                                                     ================         ===============

Segment Profit                                                             Three Months Ended March 31,
--------------                                                             ----------------------------
                                                                           2003                     2002
                                                                     ----------------         ---------------
Aerospace                                                                      $ 218                   $ 307

Automation and Control Solutions                                                 185                     207

Specialty Materials                                                               10                       8

Transportation and Power Systems                                                  75                      73

Corporate                                                                        (32)                    (36)
                                                                     ----------------         ---------------

     Total Segment Profit                                                        456                     559
Gain on sale of non-strategic businesses                                           -                     125
Business impairment charges                                                        -                     (43)
Equity in income (loss) of affiliated companies                                   (2)                      7
Other income                                                                       3                      16
Interest and other financial charges                                             (84)                    (87)
Repositioning charges included in cost of goods sold
     and selling, general and administrative expenses                              -                     (50)
                                                                     ----------------         ---------------

     Income before taxes and cumulative effect
         of accounting change                                                  $ 373                   $ 527
                                                                     ================         ===============

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

7-results

                          Honeywell International Inc.

                      Consolidated Balance Sheet (Unaudited)
                               (Dollars in millions)

                                                                        March 31,             December 31,
                                                                          2003                    2002
                                                                     --------------         ---------------
ASSETS
Current assets:
    Cash and cash equivalents                                              $ 2,290                 $ 2,021
    Accounts, notes and other receivables                                    3,297                   3,264
    Inventories                                                              3,049                   2,953
    Deferred income taxes                                                    1,297                   1,296
    Other current assets                                                       887                     661
                                                                     --------------         ---------------
            Total current assets                                            10,820                  10,195

Investments and long-term receivables                                          626                     624
Property, plant and equipment - net                                          4,080                   4,055
Goodwill - net                                                               5,752                   5,698
Other intangible assets - net                                                1,080                   1,074
Insurance recoveries for asbestos related liabilities                        1,360                   1,636
Deferred income taxes                                                          511                     533
Prepaid pension benefit cost                                                 2,646                   2,675
Other assets                                                                 1,086                   1,069
                                                                     --------------         ---------------

            Total assets                                                   $27,961                 $27,559
                                                                     ==============         ===============

LIABILITIES & SHAREOWNERS' EQUITY
Current liabilities:
    Accounts payable                                                       $ 2,023                 $ 1,912
    Short-term borrowings                                                       58                      60
    Commercial paper                                                           378                     201
    Current maturities of long-term debt                                        47                     109
    Accrued liabilities                                                      4,383                   4,292
                                                                     --------------         ---------------
            Total current liabilities                                        6,889                   6,574

Long-term debt                                                               4,721                   4,719
Deferred income taxes                                                          416                     419
Postretirement benefit obligations other than pensions                       1,688                   1,684
Asbestos related liabilities                                                 2,490                   2,700
Other liabilities                                                            2,533                   2,538
Shareowners' equity                                                          9,224                   8,925
                                                                     --------------         ---------------

            Total liabilities and shareowners' equity                      $27,961                 $27,559
                                                                     ==============         ===============

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8-results

                          Honeywell International Inc.

                Consolidated Statement of Cash Flows (Unaudited)
                              (Dollars in millions)

                                                                                     Three Months Ended
                                                                                          March 31,
                                                                             ------------------------------------
                                                                                   2003                 2002
                                                                             ---------------      ---------------
Cash flows from operating activities:
    Net income                                                                        $ 254                $ 376
    Adjustments to reconcile net income to net cash provided
    by operating activities:
        Cumulative effect of accounting change                                           31                    -
        (Gain) on sale of non-strategic businesses                                        -                 (125)
        Repositioning charges                                                             -                   53
        Business impairment charges                                                       -                   43
        Insurance receipts for asbestos related liabilities                               2                   20
        Asbestos related liability payments                                             (31)                  (8)
        Depreciation                                                                    142                  176
        Undistributed earnings of equity affiliates                                       2                  (10)
        Deferred income taxes                                                            49                  121
        Other                                                                           (25)                (136)
        Changes in assets and liabilities, net of the effects of
        acquisitions and divestitures:
           Accounts, notes and other receivables                                        (29)                 170
           Inventories                                                                  (90)                  (9)
           Other current assets                                                          42                    6
           Accounts payable                                                             110                  (48)
           Accrued liabilities                                                           16                 (224)
                                                                             ---------------      ---------------
Net cash provided by operating activities                                               473                  405
                                                                             ---------------      ---------------

Cash flows from investing activities:
    Expenditures for property, plant and equipment                                     (105)                (147)
    Proceeds from disposals of property, plant and equipment                              -                    8
     Cash paid for acquisitions                                                         (90)                 (16)
     Proceeds from sales of businesses                                                    -                   96
     Decrease in short-term investments                                                   -                    7
                                                                             ---------------      ---------------
Net cash (used for) investing activities                                               (195)                 (52)
                                                                             ---------------      ---------------

Cash flows from financing activities:
     Net increase in commercial paper                                                   177                  237
     Net (decrease) in short-term borrowings                                             (2)                 (60)
     Proceeds from issuance of common stock                                              24                   22
     Payments of long-term debt                                                         (47)                (200)
     Cash dividends on common stock                                                    (161)                (153)
                                                                             ---------------      ---------------
Net cash (used for) financing activities                                                 (9)                (154)
                                                                             ---------------      ---------------

Net increase in cash and cash equivalents                                               269                  199
Cash and cash equivalents at beginning of period                                      2,021                1,393
                                                                             ---------------      ---------------
Cash and cash equivalents at end of period                                          $ 2,290              $ 1,592
                                                                             ===============      ===============

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

9-results

                          Honeywell International Inc.

             Reconciliation of Cash Provided by Operating Activities
                         to Free Cash Flow (Unaudited)
                              (Dollars in Millions)

                                                                           Three Months Ended
                                                                                March 31,
                                                                 ----------------------------------------
                                                                       2003                   2002
                                                                 -----------------     ------------------
Cash provided by operating activities                                       $ 473                  $ 405

Expenditures for property, plant and equipment                               (105)                  (147)
                                                                 -----------------     ------------------

Free cash flow                                                              $ 368                  $ 258
                                                                 =================     ==================


We define free cash flow as cash provided by operating activities, less cash expenditures for property, plant and equipment.

We believe that this metric is useful to investors and management as a measure of cash generated by business operations that can be used to invest in future growth through new business development activities or acquisitions, and to pay dividends, repurchase stock, or repay debt obligations. This metric can also be used to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity.